Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Cortland Savings and Banking 401(k) Plan (the “Plan”) of Cortland Bancorp of our report dated June 24, 2008, on the financial statements for the year ended December 31, 2007, with respect to the financial statements and schedules of the Plan included in this Annual Report on Form 11-K for the year ended December 31, 2008.
Packer Thomas
/s/ PACKER THOMAS
Youngstown, Ohio
June 29, 2009